UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 27, 2014

Date of Report

(Date of earliest event reported)

Bear State Financial, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

900 South Shackleford Rd., Suite 401 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

(501) 320-4904

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 27, 2014, the Board of Directors of Bear State Financial, Inc. (the “Company”) appointed Sherri R. Billings, formerly Executive Vice President and Chief Financial Officer of the Company, to serve as Executive Vice President and Chief Accounting Officer of the Company. Ms. Billings will continue to serve as the principal accounting officer of the Company.

Also effective June 27, 2014, the Company’s Board of Directors appointed Matt Machen as Executive Vice President and Chief Financial Officer of the Company. Mr. Machen will serve as the Company’s principal financial officer. Mr. Machen, 33, joined the Company’s banking subsidiary, First Federal Bank, in 2011 as a Senior Vice President and has served as a Regional President of First Federal Bank since 2012. Prior to joining First Federal Bank, Mr. Machen worked for First Security Bank from 2005 to 2011 primarily serving as a Vice President. Mr. Machen holds a Finance degree from the University of Arkansas.

There are no arrangements or understandings between Mr. Machen and any other persons pursuant to which he was selected as Executive Vice President and Chief Financial Officer of the Company. There are also no family relationships between Mr. Machen and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Machen is an employee-at-will and has not entered into a written employment contract with the Company. However, consistent with our employment practices for our executive officers, Mr. Machen will be eligible to receive awards under the Company’s 2011 Omnibus Incentive Plan as disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2014. Mr. Machen’s base salary is $200,000. Mr. Machen will also be entitled to benefits offered to all employees of the Company as established by the Board of Directors from time to time.

Finally, in connection with a restructuring of management of the Company following the Company’s acquisition of First National Security Company and its subsidiary banks, the position of Chief Lending Officer at the Company was terminated effective June 27, 2014, and John T. Suskie, who formerly served as in that role, will no longer serve as an officer of the Company. Mr. Suskie will retain the position of Executive Vice President and Chief Lending Officer of First Federal Bank.

Item 5.07. Submission of Matters to a Vote of Securityholders.

The Annual Meeting of Shareholders of the Company was held on June 27, 2014. Matters voted on by shareholders included (i) the election of directors to the Company’s Board of Directors and (ii) ratification of the Audit Committee’s appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. The final voting results of the shareholders’ votes are reported below.

(i)	The following directors were elected by the indicated votes:

Directors	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
W. Dabbs Cavin	17,471,410	427,500	1,818	1,844,701
K. Aaron Clark	17,890,895	8,825	1,008	1,844,701
Frank Conner	17,894,213	5,549	966	1,844,701
Scott T. Ford	17,890,783	9,065	880	1,844,701
G. Brock Gearhart	17,885,292	8,852	6,581	1,844,701
John P. Hammerschmidt	17,854,256	39,669	6,803	1,844,701
O. Fitzgerald Hill	17,824,286	69,833	6,609	1,844,701
Richard N. Massey	17,428,733	471,129	866	1,844,701
John H. Hendrix	17,891,545	1,696	7,487	1,844,701
Daniel C. Horton	17,426,738	466,503	7,487	1,844,701
Ian R. Vaughan	17,890,131	2,088	8,059	1,844,701

(ii)	The appointment of BKD, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014 was ratified by the indicated votes:

Votes For	Votes Against	Votes Abstained
19,742,967	2,006	456

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STATE FINANCIAL, INC.

Date: July 2, 2014	By:	/s/ Richard N. Massey
	Name:	Richard N. Massey
	Title:	President and Chief Executive Officer